UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2014

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

The Compensation Committee of the Board of Directors of Kohl’s Corporation (the “Company”) has adopted a new Long-Term Incentive Program (the “New Program”) in place of its old program for making annual long-term equity incentive awards to executive officers and other key associates of the Company.  These awards will continue to be made from the Company’s 2010 Long-Term Compensation Plan which has been approved by the Company’s shareholders.   The New Program is intended to achieve the Committee’s goals of, among other things, improving the efficiency of long-term equity incentive awards made to the Company’s leadership team and driving the Company’s most senior executives to deliver increased sales and profitability.  Under the old program, the Committee typically granted an even blend of time-vested stock options and performance-vested restricted stock with single year performance goals in an amount based on the performance of the Company and the individual executive officer during the prior fiscal year.  Under the New Program, annual long-term equity incentive awards are intended typically to be in a blend of performance share units which will vest in an amount contingent upon the achievement of multi-year financial performance goals and time-vested restricted stock which will vest over a multi-year period.  The blend of awards under the New Program is intended typically to be weighted more heavily to performance share units.

The Committee granted the first annual long-term equity incentive awards pursuant to the New  Program to each of the Company’s executive officers on January 13, 2014.  These awards were comprised of a blend of (i) 60% performance share units which will vest contingent on the Company’s cumulative net income and cumulative sales over a three-year performance period from fiscal 2014 through fiscal 2016 and (ii) 40% time-vested restricted stock which will vest in four equal installments on the first through fourth anniversaries of the date of grant.  The number of shares that may be earned upon vesting of the performance share units is also subject to a modifier based on the Company’s total shareholder return relative to its peers over the three-year performance period.

 In light of the vesting schedule of the initial awards under the New Program as compared to awards that would have been made under the old program, the Committee may consider a one-time grant of an equity award in 2014 to affected participants to facilitate the transition to the New Program.

The form of performance share unit agreement and the form of restricted stock agreement between the Company and the executives who received these awards are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Information

This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “intends,” “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

	Exhibit No.	Description

	99.1	Form of Performance Share Unit Agreement

	99.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2014

KOHL’S CORPORATION

By:

  /s/ Richard D. Schepp

Richard D. Schepp

Senior Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Performance Share Unit Agreement

99.2	Form of Restricted Stock Agreeement